Strong Short-Term Bond Fund, Inc.

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.     CURRENT ANNUALIZED YIELD:  30 days ended October 31, 1997

     A.     FORMULA

                    a-b
          YIELD = 2[(---------- + 1)6 - 1]
                    cd

          Where:          a =     dividends and interest earned during the
period.
b =     expenses accrued for the period (net of reimbursements).
c =     the average daily number of shares outstanding during the period.
d =     the maximum offering price per share on the last day of the period.

     B.     CALCULATION

                      8,167,613.24 - 901,585.49
          YIELD = 2[(---------------------------------- + 1)6 - 1]
                     134,043,238.605 x 9.78

          YIELD = 6.74%


II.     AVERAGE ANNUAL TOTAL RETURN

     A.     FORMULA
                                        _____
          P (1 + T)n = ERV     or     T = \n/ERV/P - 1

Where:          P =     a hypothetical initial payment of $10,000

          T =     average annual total return

          n =     number of years

              ERV =     ending redeemable value of a hypothetical $10,000
payment made
               at the beginning of the stated periods at the end of the stated periods.

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     B.     CALCULATION
                     _____
          T = \n/ERV/P - 1

          1.     One-year period 10-31-96 through 10-31-97

               7.59% = \1/10,759/10,000 - 1

          2.     Five-year period 10-31-92 through 10-31-97

               6.65% = \5/13,797/10,000 - 1

          3.     Since inception 8-31-87 through 10-31-97

               7.85% = \10.167/21,555/10,000 - 1


III.     TOTAL RETURN

     A.     FORMULA

          EV-IV
            IV     =     TR

Where:          EV =     Value at the end of the periods, including
reinvestment of all                               dividends and capital gains
distributions

          IV =     Initial value of a hypothetical investment at the net asset value

          TR =     Total Return

     B.     CALCULATION

          EV-IV
            IV     =     TR

          One-year period ended October 31, 1997

               10,759 - 10,000
                   10,000          =     7.59%


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